Calculation of Filing Fee Tables
S-8
Leidos Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	6,000,000	$ 145.115	$ 870,690,000.00	0.0001381	$ 120,242.29
2	Equity	Common Stock, par value $0.0001 per share	Other	5,000,000	$ 145.115	$ 725,575,000.00	0.0001381	$ 100,201.91
Total Offering Amounts:						$ 1,596,265,000.00		$ 220,444.20
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 220,444.20
Offering Note
[1]	This Registration Statement on Form S-8 (this "Registration Statement") covers shares of common stock, $0.0001 par value per share ("Common Stock"), of Leidos Holdings, Inc. (the "Registrant") authorized for issuance under the Leidos Holdings, Inc. 2026 Omnibus Incentive Plan (the "Incentive Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the adjustment provisions of the Incentive Plan. The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's common stock as reported on The New York Stock Exchange on April 28, 2026.

[2]	This Registration Statement covers shares of Common Stock of the Registrant authorized for issuance under the Leidos Holdings, Inc. 2026 Employee Stock Purchase Plan (the "ESPP"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers any additional shares of Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the adjustment provisions of the ESPP. The proposed maximum offering price per unit is estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant's common stock as reported on The New York Stock Exchange on April 28, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources